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                                                                       EXHIBIT J


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 15, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to the Shareholders and Board of Directors of The Enterprise Group of Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 22, 2002